EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the “2007 Equity Incentive Plan” of 012 Smile.Communications Ltd., of our report, dated June 28, 2007, with respect to the consolidated financial statements of 012 Smile.Communications Ltd. included in its Registration Statement on Form F-1 (Registration No. 333-146645), filed with the Securities and Exchange Commission on October 12, 2007.

Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER
April 7, 2008	A Member of Ernst & Young Global